UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 20, 2018

Birner Dental Management Services, Inc.

(Exact name of registrant as specified in its charter)

Colorado	000-23367	84-1307044
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.

1777 S. Harrison Street, Suite 1400, Denver, CO	80210
(Address of principal executive offices)	(Zip Code)

(303) 691-0680

Registrant's telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2018 Annual Meeting of Shareholders (the “Annual Meeting”) of Birner Dental Management Services, Inc. (the “Company”) held on June 20, 2018, the Company’s shareholders approved an amendment (the “Plan Amendment”) to the Company’s 2015 Equity Incentive Plan (the “2015 Plan”). The Board of Directors (the “Board”) of the Company had previously approved the Plan Amendment on April 18, 2018, subject to shareholder approval. The Plan Amendment increased the number of shares of the Company’s common stock issuable under the 2015 Plan by 200,000 shares to 400,000 shares. The foregoing summary of the Plan Amendment is subject to, and qualified in its entirety by, the complete text of the 2015 Plan, as amended by the Plan Amendment, which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 20, 2018, the Board adopted and approved an amendment (the “Amendment”) to the Second Amended and Restated Bylaws of the Company (the “Bylaws”). The Amendment, which was effective on June 20, 2018, amended Article V, Sections 1 and 3 of the Bylaws to eliminate the combination of the roles of Chairman of the Board and Chief Executive Officer of the Company and to require that the Chairman of the Board not be an officer of the Company. Previously, the Bylaws provided that the Chairman of the Board was the Chief Executive Officer of the Company.

This summary is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference. The Bylaws, as amended by the Amendment, are attached hereto as Exhibit 3.2 and are incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 20, 2018, the Company held its Annual Meeting. Shareholders of record of the Company’s common stock and Series A Convertible Preferred Stock at the close of business on April 20, 2018, the record date for the Annual Meeting, were entitled to vote at the Annual Meeting.

The holders of shares of common stock and Series A Convertible Preferred Stock, voting together as a single class, voted on the election of Frederic W.J. Birner to serve as a Class III director and two additional proposals at the Annual Meeting. The holders of the Series A Convertible Preferred Stock, voting as a separate class, voted on the election of Joshua S. Horowitz to serve as a Class III director.

On the record date for the Annual Meeting, there were 1,874,761 shares of common stock issued and outstanding, and 10 shares of Series A Convertible Preferred Stock issued and outstanding, which shares of preferred stock are convertible into 1,000,000 shares of common stock. Of the votes entitled to be cast at the Annual Meeting, 1,472,983 shares of common stock and 10 shares of Series A Convertible Preferred Stock (entitled to cast the equivalent of 1,000,000 votes), or approximately 86% of the votes entitled to be cast at the Annual Meeting, were represented in person or by proxy.

The final voting results on each matter considered at the Annual Meeting are as follows:

1.	Election of Frederic W.J. Birner as a Class III director. Frederic W.J. Birner was re-elected by the holders of the Company’s common stock and Series A Convertible Preferred Stock, voting together as a single class, to serve a three-year term until the 2021 Annual Meeting of Shareholders by the votes set forth in the table below:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Frederic W.J. Birner	534,161	1,643,023	295,799

2.	Amendment to the 2015 Plan. An amendment to increase the number of shares of the Company’s common stock available under the 2015 Plan by 200,000 shares was approved by the holders of the Company’s common stock and Series A Convertible Preferred Stock, voting together as a single class, by the votes set forth in the table below:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
1,580,839	451,775	144,570	0

3.	Ratification of Appointment of Independent Registered Public Accounting Firm. The appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018 was approved by the holders of the Company’s common stock and Series A Convertible Preferred Stock, voting together as a single class, by the votes set forth in the table below:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
2,297,541	1,036	174,406	0

4.	Election of Joshua S. Horowitz as a Class III director. Joshua S. Horowitz was elected by the holders of the Company’s Series A Convertible Preferred Stock, voting as a separate class, to serve a three-year term until the 2021 Annual Meeting of Shareholders by the votes set forth in the table below:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Joshua S. Horowitz	1,000,000	0	0

Item 7.01.	Regulation FD Disclosure.

On June 20, 2018, following the Board’s adoption of the Amendment to the Company’s Bylaws that separated the roles of Chief Executive Officer and Chairman of the Board, the Board elected Joshua S. Horowitz as the Interim Chairman of the Board. On June 25, 2018, the Company issued the attached press release reporting the election of Mr. Horowitz and announcing the voting results on each matter considered at the Annual Meeting. The press release is attached as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

3.1	Amendment to the Second Amended and Restated Bylaws of the Company, effective as of June 20, 2018
3.2	Second Amended and Restated Bylaws of the Company, as amended as of June 20, 2018
10.1	Birner Dental Management Services, Inc. 2015 Equity Incentive Plan, as amended as of June 20, 2018
99.1	Press Release of Birner Dental Management Services, Inc. dated June 25, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Birner Dental Management Services, Inc.

Date: June 25, 2018	By:	/s/ Dennis N. Genty
Dennis N. Genty
Chief Financial Officer and Secretary